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                                                                     EXHIBIT 5




                MICHENER, LARIMORE, SWINDLE, WHITAKER, FLOWERS,
                        SAWYER, REYNOLDS & CHALK, L.L.P.
                             ATTORNEYS & COUNSELORS
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

       3500 CITY CENTER TOWER II
                              301 COMMERCE STREET
                         FORT WORTH, TEXAS  76102-4135
                                 (817) 335-4417
WRITER'S DIRECT DIAL NUMBER     METRO (817) 429-6268      FAX (817) 878-0706
     (817) 878-0530     Refer to File Number:


                                    9/26/95


Champion Healthcare Corporation
14340 Torrey Chase, Suite 320
Houston, Texas  77014

       Re:     Champion Healthcare Corporation
               Registration Statement on Form S-3
               File NO. 33-61841

Gentlemen:

       As set forth in the above Registration Statement on Form S-3, as amended (the "Registration Statement") filed by Champion Healthcare Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to shares of common stock, $0.01 par value, of the Company (the "Common Stock"), certain legal matters in connection with the Common Stock are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

       In our capacity as your counsel in connection referred to above, we have examined the Company's Articles of Incorporation, and its Bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed.

       We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

       Based upon our examination as aforesaid and subject to assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                 The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

                 Such Shares are validly issued, fully paid and nonassessable.

       We do not express any opinion herein on any other respect of the Shares, the effect of any equitable principles or fiduciary considerations relating to


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Champion Healthcare Corporation
September 26, 1995
Page 2


the Shares, the enforceability of any particular provisions of the Shares, or the provisions of the Shares which discriminate or create unequal voting power among shareholders.

       The opinions set forth above are limited in all respects to matters of Delaware law as in effect on the date hereof.

       We consent to the inclusion in the Registration Statement of this opinion.

                                                    Very truly yours,

                                                    /s/WAYNE M. WHITAKER


                                                    Wayne M. Whitaker, Partner